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                                                                    EXHIBIT 99.2



MEHL/BIOPHILE INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

                                                        PREFERENCE STOCK

                                   Series C                         Series D                          Series E
                                    Shares           Amount          Shares           Amount           Shares          Amount
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
Balance as at May 31, 1997           2,231       $  2,231,000          10,000       $  10,000,000
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Conversion into Series E            (2,231)      $ (2,231,000)        (10,000)      $ (10,000,000)      12,231       $ 12,231,000
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Balance as at August 31, 1997             0                 0               0                   0       12,231       $ 12,231,000
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
                                                        COMMON STOCK           Additional Paid     Accumulated    Treasury Shares
                                                                                  in Capital         Deficit
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                                                    Shares          Amount
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
Balance as at May 31, 1997                         46,468,260     $    464,683     $ 25,167,212    $(22,640,205)    $  2,474,959
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Cash Dividend on Preference shares                                                                 $   (152,888)
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Cost of warrants issued                                                            $    219,000
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Implied Dividend equal to intrinsic value of
  conversion feature                                                               $    456,119    $   (456,119)
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Net Loss                                                                                           $ (4,687,199)
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Translation Adjustment
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Balance as at August 31, 1997                      46,468,260     $    464,683     $ 25,842,331    $(27,936,411)    $  2,474,959
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
                                                   Treasury        Translation
                                                shares at Cost      adjustment
                                                --------------      ----------
Balance as at May 31, 1997                       $   (959,599)    $     (1,429)
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Cash Dividend on Preference shares
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Cost of warrants issued
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Implied Dividend equal to intrinsic value of
  conversion feature
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Net Loss
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Translation Adjustment                                            $   (140,656)
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Balance as at August 31, 1997                    $   (959,599)    $   (142,085)
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